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Exhibit 10.31

BUILDING LEASE

        THIS LEASE (the "Lease") is made as of November 2, 2007 between COLUMBUS PARK PROPERTIES, LP (herein collectively referred to as "Landlord"), a Pennsylvania limited partnership and CARDIONET, INC. (herein referred to as "Tenant"), a California corporation.

        1.    Premises and Common Areas.

          (a)   Landlord hereby leases to Tenant the premises consisting of approximately 5,990 rentable square feet (the "Premises") being the area in the building generally shown on Exhibit A (the "Building") located at One Beacon Light Lane, Chester, Pennsylvania, (the "Property").

          (b)   Tenant and its invitees shall have the right to use, in common with Landlord and other tenants, those applicable areas within the Property, including the entrances, roads, driveways, public and fire stairways, sprinkler rooms, sidewalks, exterior ramps, parking facilities, loading docks and other similar areas which enable Tenant to obtain full use and enjoyment of the Premises for all customary purposes (the "Common Areas").

          (c)   The Premises shall be delivered to Tenant in their As-Is, Where-Is condition and except as may be required to demised the Premises from other premises in the Building, Landlord shall not be obligated to provide any other improvements thereto or allowances therefor. Notwithstanding the foregoing, Landlord shall be obligated to cause the Premises to comply with applicable building, fire and life safety codes as may be applicable to the Premises as of the date hereof.

        2.    Leasing Clause; Quiet Enjoyment.    Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of the Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the Term (as defined below) of this Lease.

        3.    Permitted Use.    Tenant may use and occupy the Premises for general warehouse and light manufacturing uses, along with uses incidental thereto and any other use consistent with the business of Tenant as may be permitted by applicable laws and regulations.

        4.    Term; Renewal Option.

          (a)   The term of this Lease (the "Term") shall begin on the date that this Lease is fully executed (the "Commencement Date") and shall end on October 31, 2012 (the "Expiration Date"), unless: (i) sooner terminated in accordance with the terms and conditions contained in this Lease; or (ii) extended pursuant to the provisions of this Lease.

          (b)   Tenant is hereby granted one (1) option to renew this Lease upon the following terms and conditions:

            (i)    At the time of the exercise of the option to renew and at the time of the said renewal, there shall not have occurred an Event of Default (as defined below) which remains uncured under this Lease, Tenant shall have committed no act or omission which with the passage of time could result in an Event of Default and Tenant shall be in possession of the Premises pursuant to this Lease.

            (ii)   Notice of the exercise of the option shall be sent to the Landlord in writing at least six (6) months before the Expiration Date.

            (iii)  The renewal term shall be for a period of three (3) years, to commence at the expiration of the Term, and all of the terms and conditions of this Lease, other than the Base Rent, shall apply during any such renewal term.

            (iv)  The annual Base Rent to be paid during the renewal term shall not be less than that paid for the Premises during the last year of the original Term. However, if the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Tenant shall pay such fair rental value. In determining the fair rental value, the Landlord shall notify Tenant of the fair rental value as established by Landlord. Should Tenant dispute Landlord's determination, then the Tenant shall be free to, at the Tenant's sole cost and expense, employ the services of an appraiser familiar with buildings located within the area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Landlord and the Tenant's appraiser cannot agree on the fair rental value, Landlord shall employ the services of an appraiser familiar with buildings located within the area comparable to the Building who shall be a member of MAI and who shall render an appraisal. If the two appraisers cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either Landlord or Tenant may request the American Arbitration Association to appoint such independent appraiser who shall be a member of MAI familiar with buildings in the area of the Building who shall render an appraisal, and in such event the judgment of a majority of the three appraisers shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Tenant shall pay the Landlord as of commencement of the renewal term, the Base Rent as established by Landlord, subject to retroactive adjustment upon final determination of this issue.

        5.    Rent.

          (a)   The Base Rent shall be payable in advance on the first day of every month by Tenant to Landlord commencing on the date (the "Rent Commencement Date") which is fifteen (15) days following the Commencement Date, but in no event later than November 1, 2007 and thereafter, on the first day each month through and including the Expiration Date as set forth below. Rent for any partial month shall be equitably prorated.

Year	Rentable Sq. Ft.	Rate Per Rentable Sq. Ft.	Yearly Rate	Monthly Installment
Rent Commencement	5,990	$6.50	$38,935.00	$3,244.58
Date - 10/31/08
11/1/08 - 10/31/09	5,990	$6.70	$40,133.00	$3,344.42
11/1/09 - 10/31/10	5,990	$6.90	$41,331.00	$3,444.25
11/1/10 - 10/31/11	5,990	$7.11	$42,588.90	$3,549.08
11/1/11 - 10/31/12	5,990	$7.32	$43,846.80	$3,653.90

          (b)    Additional Rent.    In addition to Base Rent, commencing on the Rent Commencement Date and thereafter on the first day of each month of the Term through and including the Expiration Date, Tenant shall pay in advance Additional Rent on account of Common Areas maintenance, insurance and real estate taxes as set forth below. Additional Rent for any partial month shall be equitably prorated.

Year	Rentable Sq. Ft.	Rate Per Rentable Sq. Ft.	Yearly Rate	Monthly Installment
Rent Commencement Date - 10/31/08	5,990	$1.00	$5,990.00	$499.17
11/1/08 - 10/31/09	5,990	$1.03	$6,169.70	$514.14
11/1/09 - 10/31/10	5,990	$1.06	$6,349.40	$529.12
11/1/10 - 10/31/11	5,990	$1.09	$6,529.10	$544.09
11/1/11 - 10/31/12	5,990	$1.12	$6,708.80	$559.07

          (c)   The parties acknowledge that currently Real Estate Taxes (defined below) have been abated with respect to the Property. Notwithstanding such abatement, if and when such abatement expires or is otherwise terminated, Tenant shall pay, within thirty (30) days following invoice, as additional Rent and in addition to the amounts set forth in Section 5(a) and 5(b) above Tenant's proportionate share (which the parties agree shall be 3/11ths) of the Real Estate Taxes assessed against the Property arising during the Term. Real Estate Taxes shall mean all taxes, liens, levies, impositions, charges and assessments of every kind and nature, ordinary or extraordinary, foreseen or unforeseen, general or special, levied, assessed or imposed by any governmental authority with respect to the Property, as well as all fees or assessments payable on account of the Property being located in any special services district and/or with respect to the Property or its operations, or the rents therefrom (including taxes based on gross receipts) including all of Landlord's expenses, including but not limited to attorney's fees and expenses, incurred by Landlord in any effort to minimize Real Estate Taxes approved by Tenant whether by contesting proposed increases in assessments, applying for the benefit of any tax abatement program available for the Property, appealing the denial of any such tax abatement, or contesting any challenge to the validity of any tax abatement program or its applicability to the Property or by any other means or procedures appropriate in the circumstances; provided, however, that under no circumstances shall Landlord have any obligation to undertake any contest, appeal or other procedure to minimize Real Estate Taxes or to obtain or maintain the benefits of any tax abatement program for the Property, but Landlord shall provide notice to Tenant of any of such efforts.

        6.    Security Deposit.    As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with Landlord the sum of Six Thousand Four Hundred Eighty Nine and 17/100 Dollars ($6,489.17) (the "Security Deposit"). The Security Deposit shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default hereunder). Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord to cure any default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit or any portion thereof on account of a default, the Security Deposit, or such remaining portion of the Security Deposit, shall be returned to Tenant, without interest, within sixty (60) days following the termination of this Lease.

        7.    Utilities.    Tenant agrees to pay all charges for electricity, gas, light, heat or other utility used by Tenant at the Premises. To the extent the applicable service provider will provide direct service, Tenant shall arrange for any such service directly with the utility provider. Tenant shall pay all bills for such utility usage in accordance with invoices from such service providers or, if applicable, the Landlord and any such payments to the Landlord shall constitute Additional Rent.

        8.    Subletting Or Assignment.    Tenant shall not be permitted to assign this Lease or sublet the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

        9.    Inspection And Repair Of Premises.    Landlord may inspect the Premises at reasonable times and after reasonable prior notice to Tenant (except prior notice shall not be required in emergencies). Tenant shall, throughout the Term, and at Tenant's sole cost and expense clean the Premises and keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term or earlier termination of this Lease, Tenant shall leave the Premises in good order and condition, ordinary wear and tear, damage by fire or other casualty alone excepted, and for that purpose and except as stated in this sentence, Tenant will make all necessary repairs and replacements to the Premises to deliver it in such condition. Tenant's obligations include, without limitation, all heating, cooling, electrical, mechanical and plumbing systems located in and only serving the Premises, as well as docks, dock doors, elevators and related equipment, if any. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall not use or permit the use of any portion of the Common Areas for other than their intended use as specified by the Landlord, as applicable, from time to time.

        10.    Damage To Premises.

          (a)   If the Property or any portion of the Property is damaged by fire or other casualty, then, except as provided below, the damage shall be promptly repaired by and at the expense of Landlord to restore the Property and the Premises to substantially the same condition that existed as of the date of this Lease, to the extent of available insurance proceeds, the Tenant being responsible for the restoration and repair of any damage to the tenant improvements or alterations performed by Tenant before or during the Term. Until such repairs and restoration are completed, the Rent and Additional Rent shall be equitably abated to the extent that damage to the Premises and/or other portions of the Property materially and adversely interferes with the conduct of Tenant's business. If such damage to the Property or any portion thereof shall materially and adversely interfere with the conduct of Tenant's business and shall not be susceptible of complete repair and restoration within ninety (90) days after the occurrence of such casualty as reasonably determined by Landlord (the "Repair Period"), then Landlord may, by written notice to Tenant, terminate this Lease as of the date of occurrence of such damage, provided such notice is given within sixty (60) days after the date of such casualty. In the event of the termination of this Lease pursuant to this Paragraph 10, Rent and Additional Rent shall be prorated as of the date of such casualty.

          (b)   Landlord and Tenant do each hereby release and discharge the other party and any officer, agent, employee or representative of such party from any liability for loss or damage to property caused by fire or other casualty for which insurance containing waiver of subrogation is required to be carried by the parties under the terms of this Lease.

        11.    Eminent Domain.    If the Property or any portion thereof shall be taken under the power of eminent domain or conveyed in lieu thereof, Landlord shall have the right to terminate this Lease upon notice to Tenant. If such taking materially and adversely interferes with the conduct of Tenant's business, then Tenant shall also have the right to terminate this Lease at such time by furnishing written notice to Landlord. If Tenant does not terminate this Lease, Landlord shall proceed with due diligence to make all repairs necessary to restore the Property to as near its former condition as circumstances will permit given the proceeds made available for such purpose and the Lease shall remain in full force and effect, except that, effective on the date of taking or conveyance, the Premises shall be reduced by the portion of the Premises so taken or conveyed, and the Rent and Additional Rent shall be proportionately reduced by the portion of the Premises taken or conveyed. Damages awarded Landlord for such taking or conveyance shall belong to Landlord, provided that Tenant may assert a claim for Tenant's alterations and additions made to the Premises and which remain the property of the Tenant following the Expiration Date, personal property, fixtures and moving expenses.

        12.    Tenant's Obligations.

          (a)    Insurance.    Tenant shall maintain the following insurance coverages: (i) Commercial General Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, products and completed operations liability naming Landlord and Landlord's mortgagee or trust deed holder and ground lessors (if any) as additional named insureds in limits of not less than Three Million and 00/100 ($3,000,000.00) Dollars and (ii) "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania upon property of every description and kind owned by Tenant and or under Tenant's care, custody or control located in the Building, the Property or within the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant in an amount equal to the full replacement cost thereof.

          (b)    Compliance with Law.    Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to its use and occupancy of the Premises.

          (c)    Rules and Regulations.    Tenant shall obey reasonable rules and regulations, if any, established by Landlord from time to time for all tenants in connection with the operation, maintenance, safety or security of the Property.

          (d)    Alterations.    During the Term, Tenant may make minor or cosmetic improvements, alterations or additions to the Premises with an aggregate cost not to exceed $25,000 without Landlord's prior written consent (but upon notice to Landlord) provided such work is done in a workmanlike manner with materials and finishes comparable to those then existing in the Premises, and provided that improvements, alterations and additions to the structure or the exterior of the Building or the Building systems shall be made only with the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. If Tenant makes any improvements, alterations or additions, Tenant agrees to: (i) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities; (ii) discharge by payment, bond or otherwise, any mechanics' lien filed against the Property for work, labor, services or materials performed at or furnished to the Premises on behalf of Tenant; (iii) furnish Landlord with plans of such improvements, alterations or additions (and as-built drawings upon completion); (iv) maintain such insurance as reasonably determined by Landlord, (v) use contractors reasonably approved by Landlord, (vi) undertake such work in a manner such as not to unreasonably interfere with the use by the other, and (vii) remove same upon Landlord's written request given on or before the Expiration Date, repair any damage caused thereby and restore the Premises to its original condition. Notwithstanding the foregoing, Landlord hereby approves the work to be completed by Tenant in the Premises as set forth on the plans attached hereto as Exhibit B (the "Plans") at the beginning of the Term. Except with respect to obtaining Landlord's approval of the work set forth in the Plans (which is hereby given), all such work shall be performed in accordance with this Lease and in particular this Paragraph 12(d), provided, however, that Tenant shall not be obligated to remove such improvements at the expiration of the Term as provided in Subparagraph 12(d)(vii) above.

          (e)    Surrender.    Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, ordinary wear and tear and any improvements, alterations or additions made to the Premises which were not required to be removed at the expiration of the Term.

        13.    Landlord's Obligations.

          (a)   Except if caused by the acts or omissions of Tenant, Landlord shall maintain, repair and replace, as necessary, and keep in good order and in safe and operational condition: (i) all structural portions of the Property including the roof, exterior walls, bearing walls, support beams, foundation, columns, (ii) exterior doors serving Common Areas only, (iii) lateral support to the Property and the Premises, (iii) the Common Areas, (iv) the exterior improvements to the land, including curbs, driveways, parking areas, sidewalks, lighting, and ditches and (v) snow and ice removal as is customary in comparable buildings.

          (b)   Landlord covenants and agrees that throughout the Term it will insure the Property and the Building against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor, or, if none, as would be carried by a prudent owner of a similar building in the area.

          (c)    Compliance with Law.    Landlord shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to its ownership or operation of the Property.

        14.    Indemnification.

          (a)   Tenant shall defend, indemnify and hold harmless Landlord, its employees, agents and contractors from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted by reason of any of the following which shall occur during the Term, or during any period of time prior to the commencement date when Tenant may have been given access to or possession of all or any portion of the Premises:

            (i)    any work or act done by Tenant or at Tenant's request in, on or about the Premises or any part thereof, unless such work or act is done or performed by Landlord or its agents or employees;

            (ii)   any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, or licensees;

            (iii)  Tenant's use and occupancy of the Premises and/or any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof unless caused by the negligence of Landlord, its employees or agents; and

            (iv)  any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease.

          (b)   Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims or liabilities arising either before or after the Commencement Date from the negligent acts or willful misconduct of Landlord, its agents or affiliates.

        15.    Defaults and Remedies.

          (a)    Event of Default.    Tenant shall not be deemed to be in default hereunder unless an "Event of Default," as hereinafter specified, has occurred. The following shall constitute Events of Default by Tenant hereunder:

            (i)    Failure to pay the Rent or any other sum of money required to be paid by Tenant herein when due and continuance of such failure for five (5) days after notice from Landlord to Tenant; or

            (ii)   Failure to comply with or perform any of the other terms, covenants, conditions or agreements to be complied with or performed by Tenant and continuance of such failure for thirty (30) days after notice from Landlord to Tenant, or, if the failure is of such a character as cannot reasonably be cured within thirty (30) days, failure to initiate within said thirty (30) day period such action as reasonably can be taken toward curing the same and/or failure to prosecute such action as promptly as is reasonably practicable after said action is initiated.

          (b)    Landlord's Remedies.    If an Event of Default shall have occurred and shall be continuing, then or at any time thereafter:

            (i)    The Rent for the entire unexpired balance of the term of this Lease, as well as all other reasonable charges, payments, costs and expenses herein agreed to be paid by Tenant, shall, in addition to any and all installments of Rent already due and payable and in arrears and/or any other charge or payment herein reserved which may be due and payable and in arrears, be taken to be due and payable and in arrears as if by the terms and provisions of this Lease the whole balance of unpaid Rent and other charges, payments, impositions, costs and expenses were on that date payable in advance; and if this Lease or any part thereof is assigned, or if the Premises, or any part thereof, is sublet, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rents due from such assignee or sublessee and to apply the same to the Rent and other sums due hereunder;

            (ii)   Landlord may terminate this Lease, without any right by Tenant to reinstate its rights by payment of Rent due or other performance of the terms and conditions hereof, on a date specified in such notice, and upon the giving of such notice, the Lease Term and the estate hereby granted shall expire on the date so specified in said notice with the same effect is if the date specified in said notice were the date hereinbefore fixed for the expiration of the Lease Term.

            (iii)  With or without terminating this Lease, as Landlord may elect, Landlord may repossess the Premises in accordance with applicable law, or any part thereof, and lease them to any other person or entity upon such terms as Landlord shall deem reasonable, for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant.

            (iv)  Any Rent or Additional Rent overdue shall bear interest at the rate of ten percent (10%) per annum until paid.

            (v)   No waiver by Landlord of any breach by Tenant of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of its rights and remedies with respect to such or any subsequent breach.

            (vi)  Tenant expressly waives any right of defense which it may have based on any purported merger of any cause of action, and neither the commencement of any action or proceeding nor the settlement thereof or entering of judgment therein shall bar Landlord from bringing subsequent actions or proceedings from time to time.

            (vii) CONFESSION OF JUDGMENT FOR POSSESSION. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AND FOLLOWING AN ADDITIONAL FIVE (5) BUSINESS DAYS NOTICE TO TENANT OR UPON THE EXPIRATION OR TERMINATION OF THE TERM OF THIS LEASE, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON THE OCCURRENCE OF ANY SUBSEQUENT EVENT OF DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR FIXED BASIC RENT, ADDITIONAL RENT OR FOR OTHER SUMS DUE HEREUNDER OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT AND/OR OTHER SUMS DUE HEREUNDER, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT AND/OR OTHER SUMS DUE HEREUNDER OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

          (c)    Remedies Not Exclusive, Etc.    No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law. The failure of Landlord to insist upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. Landlord shall have no obligation to mitigate its damages following an Event of Default.

          (d)    Performance of Tenant's Covenants

            (i)    If Tenant shall fail to make any payment or perform any other act on its part to be made or performed under this Lease, then Landlord, after notice to Tenant (or without notice in case of an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) make such payment or perform such other act, as the case may be, and may enter upon the Premises for such purpose and take all such action thereon as may be necessary with respect thereto.

            (ii)   All sums paid by Landlord and all costs and expenses, including all reasonable out-of-pocket legal fees, incurred by Landlord pursuant to Subsection 15(d)(i), together, with interest thereon at the rate often percent (10%) per annum from the respective dates of Landlord's payments of such sums or incurring of such costs or expenses, shall constitute additional amounts payable by Tenant under this Lease and shall be paid by Tenant to Landlord promptly after demand.

          (e)    Landlord Default.    In the event of any default by Landlord under this Lease ("Landlord Default"), Tenant may give Landlord written notice specifying such Landlord Default and, if Tenant shall do so, then Landlord shall have 30 days in which to cure any such Landlord Default; provided, however, that if the nature of the Landlord Default is such that more than 30 days are required for its cure, then Landlord shall not be in default if Landlord commences to cure within said 30 days and thereafter diligently prosecutes the same to completion. In the event that Landlord shall remain in default following its said right to cure, then, in addition to all other rights and remedies available to Tenant at law and in equity, Tenant may cure such Landlord Default on behalf of Landlord by doing the necessary work and/or making the necessary payments, and billing Landlord for the reasonable costs thereof, which Landlord agrees to pay to Tenant within 30 days of receipt of Tenant's demand therefor and reasonable evidence of the cost of the same. If Landlord shall fail to pay within said 30 day period, Tenant may deduct the entire cost from any rent and other charges due hereunder.

          (f)    Landlord Duty to Mitigate.    Notwithstanding the foregoing, in the even of an Event of Default, Landlord shall use its commercially reasonable efforts to mitigate its damages.

        16.    Subordination.    This Lease and Tenant's rights under this Lease shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Property or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure. Landlord agrees to use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement for Landlord's current mortgagee in favor of Tenant in such lender's standard form.

        17.    Estoppel Certificate.    Tenant shall, upon five (5) business days prior written request of Landlord execute, acknowledge and deliver to Landlord or its designee an estoppel certificate, certifying as to particular facts under the Lease.

        18.    Holding Over.    If Tenant shall hold over after the expiration of the Term, its tenancy shall be (i) on a month-to-month basis and shall be subject to all of the terms, conditions, provisions and obligations of this Lease, except that, commencing immediately following the expiration of the Term, each monthly installment of Rent shall be one hundred fifty percent (150%) of the monthly Rent installment that applied to the last month of the Term and (ii) deemed on Event of Default.

        19.    Notices.    Any notice required or permitted under this Lease shall be in writing, sent by a reputable private carrier of overnight mail or mailed by United States Certified Mail, Return Receipt Requested, postage prepaid, in each case to the address set forth below:

If to Tenant:	If to Landlord:
At the Premises And to:	COLUMBUS PARK PROPERTIES, LP c/o Linda O'Brien 25 Fox Brook Lane Thornton, PA 19373
CardioNet, Inc.
Doreen Roberts
1010 Second Avenue # 700
San Diego, CA. 92101

Either Landlord or Tenant may, by notice to the other, change the address(es) to which notices are to be sent. All notices shall be deemed effective upon receipt or upon refusal to accept delivery.

        20.    Miscellaneous.

          (a)   The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this Lease or any provision of this Lease.

          (b)   This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

          (c)   This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          (d)   The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. The rule of construction which allows a court to construe a document more strictly against its author shall not govern the interpretation of this Lease.

          (e)   If any provision of this Lease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          (f)    This Lease constitutes the entire agreement between the parties and may be amended only by written agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

          (g)   This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and permitted assigns.

          (h)   Landlord and Tenant agree that in fulfilling all terms and conditions of this Lease, time is of the essence.

          (i)    Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF

  OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE.

          (j)    Pursuant to 68 P.S. § 250.501 (e), Landlord and Tenant agree that seven (7) days will be sufficient notice for any Notice to Quit.

        21.    (INITIAL).    TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS REGARDING CONFESSION OF JUDGMENT AS PROVIDED IN SECTION 15(b) ABOVE. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION OF THE PREMISES PURSUANT TO A JUDGMENT BY CONFESSION. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

[SIGNATURES NEXT PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have signed this Lease as of the day and year first above written.

Landlord:
COLUMBUS PARK PROPERTIES, L.P.
BY:	Bellweather Associates, LLC
	By:	/s/ LINDA O'BRIEN Linda O'Brien Lawrence G. O'Brien, Sole Member
Tenant:
CARDIONET, INC.
By:	/s/ JAMES M. SWEENEY
	Name:	James M. Sweeney
	Title:	Chairman & CEO

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  Exhibit 10.31
BUILDING LEASE